Exhibit 3.01

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                          MID-POWER SERVICE CORPORATION


         These amended and restated articles of incorporation for Mid-Power Service Corporation have been duly adopted in accordance with Section 78.403 of the Nevada Revised Statutes.


                                    ARTICLE I
                                      NAME

         The name of the Corporation shall be: Mid-Power Service Corporation.


                                   ARTICLE II
                               PERIOD OF DURATION

         The Corporation shall continue in existence perpetually unless sooner dissolved according to law.


                                   ARTICLE III
                               PURPOSES AND POWERS

         The purposes for which the Corporation is organized and its powers are:

                  (a) to do all and everything necessary, suitable, convenient, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objectives herein enumerated or incidental to the powers herein named or which shall at any time appear conducive or expedient for the protection or benefit of the Corporation, with all the powers hereafter conferred by the laws under which this Corporation is organized; and

                  (b)  to  engage  in  any  and  all  other   lawful   purposes,
         activities, and pursuits, whether similar or dissimilar to the foregoing, for which corporations may be organized under laws of the state of Nevada and to exercise all powers allowed or permitted thereunder.


                                   ARTICLE IV
                                AUTHORIZED SHARES

        The Corporation shall have the authority to issue 25,000,000 shares, of which 20,000,000 shares shall be common stock, $0.001 par value ("Common Stock"), and 5,000,000 shares shall be preferred stock $0.001 par value ("Preferred Stock"). Shares of any class of stock may be issued, without stockholder action, from time to time in one or more series as may from time to time be determined by the board of directors. The board of directors of this Corporation is hereby expressly granted authority, without stockholder action, and within the limits set forth in the Nevada Revised Statutes, to:

                  (a) designate, in whole or in part, the voting powers, designations, preferences, limitations, restrictions, and relative rights of any class of shares before the issuance of any shares of that class;

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                  (b) create one or more  series  within a class of shares,  fix the number of shares of each such  series,  and  designate  in whole or
         part  the  voting  powers,  designations,   preferences,   limitations,
         restrictions, and relative rights of the series, all before the issuance of any shares of that series; or

                  (c) alter or revoke the preferences, limitations, and relative rights granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares.

The allocation between the classes or among the series of each class of unlimited voting rights and the right to receive the net assets of the Corporation upon dissolution, shall be as designated by the board of directors. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in the Corporation's bylaws or in any amendment hereto or thereto shall be vested in the Common Stock. Accordingly, unless and until otherwise designated by the board of directors of the Corporation, and subject to any superior rights as so designated, the Common Stock shall have unlimited voting rights and be entitled to receive the net assets of the Corporation upon dissolution.


                                    ARTICLE V
                    TRANSACTIONS WITH OFFICERS AND DIRECTORS

         No contract or other transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any corporation, firm, or association in which one or more of its directors or officers are directors or officers or are financially interested, is either void or voidable solely for this reason or solely because any such director or officer is present at the meeting of the board of directors or a committee thereof which authorizes or approves the contract or transaction, or because the vote or votes of common or interested directors are counted for such purpose, if the circumstances specified in any of the following paragraphs exist:

                  (a) the fact of the common directorship, office, or financial interest is disclosed or known to the board of directors or committee and noted in the minutes, and the board or committee authorizes, approves, or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote or votes of such common or interested director or directors;

                  (b) the fact of the common directorship, office, or financial interest is disclosed or known to the stockholders, and they approve or ratify the contract or transaction in good faith by a majority vote or written consent of stockholders holding a majority of the voting power; the votes of the common or interested directors or officers shall be counted in any such vote of stockholders; or

                  (c) the fact of the common directorship, office, or financial interest is not known to the director or officer at the time the transaction is brought before the board of directors of the Corporation for action; or

                  (d) the contract or transaction is fair as to the Corporation at the time it is authorized or approved.


                                   ARTICLE VI
               INDEMNIFICATION OF OFFICERS, DIRECTORS, AND OTHERS

                  (a) The Corporation shall indemnify each director and officer of the Corporation and his or her respective heirs, administrators, and

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         executors against all liabilities and expenses  reasonably  incurred in connection with any action, suit, or proceeding to which he or she may be made a party by reason of the fact that he or she is or was a director or officer of the Corporation, to the full extent permitted by the laws of the state of Nevada now existing or as such laws may hereafter be amended. The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.

                  (b) The Corporation may, at the discretion of the board of directors, indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such a person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court in which the action or suit was brought shall determine on application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

                  (c) The Corporation may purchase and maintain insurance or make any other financial arrangements permitted by law on behalf of any person who is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise for any liability asserted against them and liability and expenses incurred by them in their capacity as a director, officer, employee, or agent or arising out of their status as such, whether or not the Corporation has the authority to indemnify them against such liability and expenses. The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this article and the choice of the person to provide the insurance or other financial arrangement are conclusive and the insurance or other financial arrangement is not void or voidable and does not subject any director approving it to personal liability for their action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.


                                   ARTICLE VII
                            MEETINGS OF STOCKHOLDERS

         Subject to the rights of the holders of any series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the board of directors pursuant to a resolution duly adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies. At any annual meeting or special meeting of stockholders of the Corporation, only such business shall be conducted as shall have been brought before such meeting in the manner provided by the bylaws of the Corporation.

                                  ARTICLE VIII
                               BOARD OF DIRECTORS

         The business and affairs of the Corporation shall be managed and controlled by or under the direction of a board of directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by these articles of incorporation directed or required to be exercised or done by the stockholders of the Corporation. The number of directors shall not be less than three nor more than fifteen, the exact number of directors to be fixed from time to time only by the vote of a majority of the entire board of directors. No decrease in the number of directors shall shorten the term of any incumbent director.


                                   ARTICLE IX
                             LIMITATION ON LIABILITY
                            OF DIRECTORS AND OFFICERS

        To the fullest extent permitted by the Nevada Revised Statutes or any other applicable law as now in effect or as it may hereafter be amended, a director or officer of the Corporation shall have no personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for damages resulting from (a) acts or omissions that involve intentional misconduct, fraud, or a knowing violation of law, or
(b) the payment of dividends in violation of the provisions of Section 78.300 of the Nevada Revised Statutes, as it may be amended from time to time, or any successor statute thereto.


                                    ARTICLE X
                                PRINCIPAL OFFICE

         The address of the Corporation's principal office in the state of Nevada is as follows:

                     3800 Howard Hughes Parkway, Suite 860A
                             Las Vegas, Nevada 89109


                                   ARTICLE XI
                                   AMENDMENTS

         The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions contained in these articles of incorporation from time to time in accordance with the laws of the state of Nevada, and all rights conferred on stockholders herein are granted subject to this reservation.


                                   ARTICLE XII
                         ADOPTION OR AMENDMENT OF BYLAWS

         The bylaws of the Corporation shall be adopted by the board of directors. The power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the board of directors, but the stockholders of the Corporation may also alter, amend, or repeal the bylaws or adopt new bylaws. The bylaws may contain any provisions for the regulation or management of the affairs of the Corporation not inconsistent with the laws of the state of Nevada now or hereafter existing.

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         The undersigned,  being the duly authorized  officer of the Corporation herein before named, makes this certificate, hereby declaring and certifying that these Amended and Restated Articles of Incorporation have been adopted by the majority vote of the Corporation's stockholders.

         DATED this 31st day of July, 2001.


                                                 /s/ Kenneth M. Emter
                                                 ------------------------------
                                                 Kenneth M. Emter, Secretary